SCHEDULE 14A

                     Information Required in Proxy Statement

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ X ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[ X ] Soliciting Material Pursuant to Section 240.14a-12

                      WNC HOUSING TAX CREDIT FUND III, L.P.
                (Name of Registrant as Specified In Its Charter)


                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)  Title of each class of securities to which transaction applies: ______
      2)  Aggregate number of securities to which transaction applies:    ______
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
          the filing fee is calculated and state how it was determined:   ______
      4)       Proposed maximum aggregate value of transaction:           ______
      5)       Total fee paid:                                            ______
[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:                                         ______
      2)  Form, Schedule or Registration Statement No:                    ______
      3)  Filing Party:                                                   ______
      4)  Date Filed:                                                     ______

                         CONSENT SOLICITATION STATEMENT

                       PROPOSED ACTIONS BY WRITTEN CONSENT
                             OF LIMITED PARTNERS OF
                      WNC HOUSING TAX CREDIT FUND III, L.P.

                                 August 15, 2002
                                  INTRODUCTION

         The limited partners (the "Limited Partners") of WNC HOUSING TAX CREDIT FUND III, L.P. (the "Partnership"), are being asked by the Partnership and WNC Tax Credit Partners, L.P. (the "General Partner") to consider and approve by written consent an amendment to the agreement of limited partnership of the Partnership. If approved, the amendment would eliminate the requirement that the Partnership print, collate and mail to each Limited Partner its quarterly and annual financial reports ("the Proposal"). Instead, under the Proposal the Partnership would upon request make its reports available to the Limited Partners via e-mail or U.S. mail. Reports would also be available on the Internet at www.sec.gov after the Partnership files them with the SEC. The General Partner believes that because these reports do not provide particularly useful information to the Limited Partners, the production and mailing costs of the reports are unwarranted.

         The Proposal is subject to the approval of a majority-in-interest of the Limited Partners. If the Limited Partners do not approve the Proposal, the Partnership will continue to reproduce and mail copies of its financial reports to the Limited Partners and will continue to bear the cost for doing so. Regardless of the result of the vote, the Partnership will continue to provide its annual tax information directly to the Limited Partners.

         This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners (the "Consent") were first sent to the Limited Partners on or about August 15, 2002.

         Units of limited partnership interest in the Partnership (the "Units") represented by Consents duly executed and returned to the Partnership on or before October 15, 2002 (unless extended by the General Partner pursuant to notice mailed to the Limited Partners) will be voted or not voted in accordance with the instructions contained therein. If no instructions for the Proposal are given on an executed and returned Consent, Units so represented will be voted in favor of the Proposal. The General Partner will take no action with respect to the Proposal except as specified in the duly executed and returned Consents.

         The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and employees of the Partnership and the General Partner, either in person or by telephone or telegram.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The only outstanding class of voting securities of the Partnership is the Units. Each Unit entitles its holder to one vote on the Proposal.

         All Limited Partners as of July 15, 2002 (the "Record Date") are entitled to notice of and to vote on the Proposal. As of July 15, 2002 there were 15,000 Units outstanding, 14,371 of which were held by 965 Limited Partners entitled to vote such Units, and 629 of which were held by assignees not entitled to vote. The favorable vote of Limited Partners holding in excess of 50% of the total of voting Units outstanding as of the Record Date will be required for approval of the Proposal.

         There are no rights of appraisal or similar rights of dissenters under California law or otherwise with regard to the Proposal to be voted upon. Dissenting Limited Partners are protected under California law by virtue of the fiduciary duty of the General Partner to act with prudence in the business affairs of the Partnership on behalf of the Partnership and the Limited Partners.

         As of July 15, 2002 no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units, except as follows:

-------------- ------------------ ------------------ ------------ --------------
  Limited       Number of Voting   Percent of Total   Number of    Percent of
  Partner          Units Owned       Voting Units       Total      Total Units
                                     Outstanding     Units Owned   Outstanding
-------------- ------------------ ------------------ ------------ --------------
-------------- ------------------ ------------------ ------------ --------------
The Sherwin
Williams Co.              1,065              7.4%         1,065           7.1%
-------------- ------------------ ------------------ ------------ --------------

         Neither the General Partner nor any of its affiliates are the owners of Units.

         No meeting will be held with regard to this solicitation of the Limited Partners. Voting may be accomplished by completing and returning to the offices of the Partnership, at 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626, telephone: (714) 662-5565, the form of Consent included herewith. Only Consents received prior to the close of business on the date (the "Action Date") which is the earlier of (i) the date on which the Partnership has received approval and/or disapproval of the Proposal by a majority-in-interest of the Limited Partners, or (ii) October 15, 2002 (unless extended by the General Partner pursuant to notice mailed to the Limited Partners), will be counted toward the vote on the Proposal. However, Limited Partners are urged to return their Consents at the earliest practicable date.

         If a Limited Partner has delivered an executed Consent to the Partnership, the Limited Partner may not revoke such Consent. As of the Action Date, the action which is the subject of this solicitation will either be effective (if the requisite number of executed Consents favoring approval have been received by the Partnership) or the solicitation period will have expired without approval of the Proposal.

                       CONSENT UNDER PARTNERSHIP AGREEMENT

         The Partnership is governed by its Agreement of Limited Partnership dated as of May 10, 1991 (the "Partnership Agreement"). Pursuant to Section
12.1.1 of the Partnership Agreement, a majority-in-interest of the Limited Partners may approve or disapprove the amendment to the Partnership Agreement described herein.

         The General Partner recommends that the Limited Partners vote in favor of the Proposal.

                           THE PARTNERSHIP'S BUSINESS

         The Partnership is a limited partner in 48 limited partnerships/limited liability companies ("Local Limited Partnerships") which own and operate apartment complexes qualifying for the low income housing tax credit under
Section 42 of the Internal Revenue Code of 1986, as amended. The primary business of the Partnership is to manage its investments in such Local Limited Partnerships and allocate to the Limited Partners the tax credits which are allocated to the Partnership.

                                   MANAGEMENT

         The Partnership is a California limited partnership which has no executive officers or directors. The Partnership's general partner is WNC Tax Credit Partners, L.P. WNC & Associates, Inc. is the general partner of WNC Tax Credit Partners, L.P.

         WNC & Associates, Inc. is a California corporation which was organized in 1971. Its officers and significant employees are:

Wilfred N. Cooper, Sr.         Chief Executive Officer, Chairman of the Board
Wilfred N. Cooper, Jr.         President, Chief Operating Officer, Secretary
David N. Shafer                Executive Vice President
Sy P. Garban                   Senior Vice President - Institutional Investments
Michael J. Gaber               Vice President - Acquisitions
Thomas J. Riha                 Vice President - Chief Financial Officer
David C. Turek                 Vice President - Originations


         In addition to Wilfred N. Cooper, Sr., the directors of WNC & Associates, Inc. are Wilfred N. Cooper, Jr., David N. Shafer, and Kay L. Cooper. The principal shareholder of WNC & Associates, Inc. is Wilfred N. Cooper, Sr.

                           THE PROPOSAL AND ITS EFFECT

         Set forth below is the proposed amendment to the Partnership Agreement which is the subject of this Consent Solicitation Statement:

         9.4.6. Notwithstanding the provisions of Section 9.4.1, 9.4.3 and 9.4.5 hereof, effective as of December 31, 2002, the General Partner shall cause the Partnership to prepare the reports described in Section 9.4.1, 9.4.3 and 9.4.5, but the General Partner shall not be required to send any such report to any Limited Partner unless the Limited Partner has requested in writing to the General Partner that such reports be sent to such Limited Partner. The General Partner shall be permitted to take any action deemed necessary or appropriate to accomplish the foregoing.

[OMITTED GRAPHIC: all of the preceding paragraph is italicized.]

         The General Partner has proposed the Proposal in order to avoid the expense entailed in the reproduction and mailing of the Partnership's quarterly and annual financial reports. The General Partner is not proposing that the

Partnership cease its preparation of such reports; rather, if the Proposal is approved, the Partnership would continue to prepare its quarterly and annual financial reports and, so long as it is required to do so under the Securities Exchange Act of 1934, as amended, file them with the Securities and Exchange Commission ("SEC"), but it would no longer automatically reproduce and mail those reports to the Limited Partners. Because of the nature of the Partnership's business (see "The Partnership's Business" herein), the General Partner believes that the quarterly and annual financial reports prepared by the Partnership are of very limited use to the Limited Partners. The Partnership is not in the business of generating profits from operations, but, rather, is in the business of providing low income housing tax credits to the Limited Partners. The amount of the low income housing credits is not contingent upon the operations of the apartment complexes, but is contingent only upon the continued rental of the apartment complexes to appropriate tenants at appropriate rents by their current owners. Such information cannot be derived from the financial reports, which are prepared in a manner designed to comply with the rules and regulations of the SEC. Consequently, the General Partner believes that the only report which the majority of Limited Partners are interested in receiving is the annual tax information which the Partnership provides to the Limited Partners. The Proposal will not in any way impact the manner in which the Partnership provides tax information to the Limited Partners. The Proposal only provides that the Partnership need not send copies of its financial reports to the Limited Partners. Notwithstanding the Proposal, Limited Partners who desire to receive any such of the Partnership's financial reports could request copies thereof from the Partnership, or they could obtain them from the SEC's web site at www.sec.gov (so long as the reports are filed with the SEC).

         During fiscal year 2001/2002, the Partnership spent approximately $3,325 to reproduce and mail its quarterly financial reports and its annual financial report.

         The General Partner is subject to a potential conflict of interest in connection with the Proposal. If the Proposal is approved, the Partnership will not have to incur the costs it otherwise would incur in connection with the reproduction and mailing of the reports. Because the Partnership itself generates little or no cash from its operations, the costs of reproduction and mailing are funded through reserves. To the extent reserves are not needed to fund the reproduction and mailing of reports, the reserves will be available for other purposes, including, perhaps, the payment of the asset management fee to, and the reimbursement of operating expenses advanced by, the General Partner. During fiscal year 2001/2002, the Partnership paid to the General Partner asset management fees and reimbursements in the aggregate amount of $65,616, and accrued but did not pay asset management fees and reimbursements in the aggregate amount of $206,589.

         Proposals similar to the Proposal been approved by the limited partners of WNC California Housing Tax Credits, L.P., WNC California Housing Tax Credits II, L.P., WNC Housing Tax Credit Fund II, L.P., WNC Housing Tax Credit Fund IV, L.P., Series 1, WNC Housing Tax Credit Fund V, L.P., Series 3, and WNC Housing Tax Credit Fund V, L.P., Series 4, all of which are limited partnerships sponsored by the General Partner.

                  ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

                      WNC HOUSING TAX CREDIT FUND III, L.P.
                         3158 Redhill Avenue, Suite 120
                          Costa Mesa, California 92626
                                 (714) 662-5565



         [NAME]
         [NAME2]
         [NAME3]
         [ADDRESS]
         [ADDRESS2]
         [CITY, STATE ZIP]


THIS CONSENT IS SOLICITED ON BEHALF OF THE PARTNERSHIP AND THE GENERAL PARTNER.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement dated August 15, 2002 and hereby votes all the units of limited partnership interest of WNC HOUSING TAX CREDIT FUND III, L.P. (the "Partnership"), held of record by him, her or it as follows:

         THE PROPOSAL. The Partnership's Agreement of Limited Partnership dated as of May 10, 1991 will be amended to provide that the Partnership need not automatically send its financial reports to its Limited Partners, as specifically set forth under "The Proposal and Its Effect" on page 3 in the accompanying Consent Solicitation Statement.

           FOR [  ]                 AGAINST [  ]             ABSTAIN [  ]

This Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned Limited Partner. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL.

Please sign exactly as             When Units are held by joint  tenants, both
name appears below:                should  sign. When signing as attorney,
[NAME]                             executor, administrator, trustee or guardian,
[NAME2]                            please give full title as such. If a
[NAME3]                            corporation, please sign in full corporate
                                   name by president or other authorized
                                   officer. If a partnership, please sign in
Your form of ownership is:         partnership name by authorized person.
[EXPDESC]

You own [IUNITS] Units

DATED: _____________, 20___        _____________________________
                                    Signature

PLEASE MARK, SIGN, DATE AND
RETURN THIS CONSENT IN THE         _____________________________
ENCLOSED POSTPAID ENVELOPE.        Additional Signature, if held jointly

August 15, 2002



To all Limited Partners of WNC HOUSING TAX CREDIT FUND III, L.P.

We are pleased to submit to you the enclosed materials for your review of our request for approval of an amendment to the partnership agreement.

The amendment would eliminate the requirement that your Partnership must automatically reproduce and mail copies of its quarterly and annual financial reports to the Limited Partners. Limited Partners will continue to be sent a Schedule K-1 to file with their tax returns.

The General Partner believes that automatically mailing the quarterly and annual financial reports are an unnecessary cost to the Partnership because:

o    the Partnership's financial reports are available over the Internet;
o the reports are of limited use to the Limited Partners due to the nature of the Partnership's business; and
o you may, as the Limited Partner, request a copy of the financial reports by mail.

A majority of the limited partners of six other WNC partnerships have approved a similar proposal.

All of our Limited Partners should carefully read the enclosed materials and then vote for or against the proposal by marking, signing and returning the enclosed ballot form in the enclosed stamped, addressed envelope.

It must be understood that the proposal cannot be considered approved without the affirmative vote of the owners of more than 50% of the units of limited partnership interest. Therefore, if a Limited Partner does not return his, her or its signed ballot, that Limited Partner will have effectively voted against the proposal.

Please mark the enclosed ballot and return it to us in the enclosed envelope at your earliest convenience.

Please call us if you have any questions.


Sincerely yours,
WNC & ASSOCIATES, INC.